Exhibit 99.1

ChinaCast Education Corporation Completes $19.9 Million Investment From Former Minority Shareholders of FTBC of Chongqing Normal University

Investment Consists of 2.6 Million Shares of Restricted Common Stock Priced At $7.65 Per Share and Enhances ChinaCast's Balance Sheet

BEIJING, Sept. 17, 2009 (GlobeNewswire via COMTEX News Network) -- ChinaCast Education Corporation (“The Company” or “ChinaCast”) (Nasdaq: CAST), a leading for-profit, post-secondary education and e-learning services provider in China, today announced the closing of a $19.9 million direct investment with the former minority shareholders of The Foreign Trade and Business College of Chongqing Normal University (“FTBC”). The transaction is expected to be accretive to 2009 financial results.

The Company issued 2.6 million shares of restricted stock at $7.6524 per share, a 20% premium to the twenty day volume weighted average share price (20-Day VWAP) for the period ending September 14, 2009. The shares are subject to a six month lock-up.

On April 21, 2008, ChinaCast Education Corporation completed the acquisition of 80% of FTBC. On August 11, 2009, the Company completed the purchase of the remaining 20% of FTBC from the minority shareholders for $19.9 million in an all cash transaction. Subsequently, the former minority shareholders of FTBC proposed to invest the entire cash proceeds from that sale back into restricted common shares of ChinaCast Education Corporation.

Ron Chan, ChinaCast Chairman and CEO, commented, “We greatly value our relationship with these strategic shareholders as they represent a distinguished group of high level, experienced investors in the post-secondary education sector in China. Their decision to invest the proceeds from the sale of the minority stake in our wholly owned university, FTBC, into restricted shares of our public company at a premium reiterates their long term commitment to ChinaCast and their desire to develop additional M&A opportunities while furthering their relationship with the Ministry of Education. This transaction also provides ChinaCast with an additional $20 million to utilize for working capital and incremental growth opportunities.”

About The Foreign Trade and Business College of Chongqing Normal University

FTBC was established by private investors in 2002 as an independent college affiliated with Chongqing Normal University and is located in the southwest city of Chongqing, China’s largest municipality in terms of area and population. The college offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education. FTBC’s campus has over 132 acres of land and 900 faculty and staff. For the academic year starting September 2008, FTBC had over 11,000 students enrolled and has an on-campus capacity of 15,000 students which it expects to reach as early as 2011.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides its post-secondary degree programs through its 80% ownership in the holding company of the Foreign Trade and Business College (FTBC) of Chongqing Normal University. FTBC offers career-oriented bachelor’s degree and diploma programs in business, economics, trade, tourism management, advertising, language, IT and music. These degree and diploma programs are fully accredited by the PRC Ministry of Education. The Company provides its e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company’s Annual Report on Form 10K for the fiscal year ended December 31, 2008. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate”, “estimate”, “expect”, “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation
Michael J. Santos, President, International
+1-347-482-1588
mjsantos@chinacasteducation.com
www.chinacasteducation.com
HC International, Inc.
Ted Haberfield, Executive VP
+1-760-755-2716
thaberfield@hcinternational.net